LOAN AND SECURITY AGREEMENT


LENDER/SECURED PARTY:                        RESELLER/DEBTOR/COMPANY:

                                             MTM Technologies, Inc. ("Parent")
                                             MTM Technologies (California), Inc.
                                             MTM Technologies (Texas), Inc.
Textron Financial Corporation                MTM Technologies (US), Inc.
1180 Welsh Road, Suite 280                   Info Systems, Inc.
North Wales, PA  19454                       -----------------------------------
                                             Exact Legal Name

                                             850 Canal Street
                                             -----------------------------------
                                             Street Address

                                             Stamford, Connecticut 06902
                                             -----------------------------------
                                             City, State, Zip Code

Gentlemen:


         1. We, MTM TECHNOLOGIES, INC., a New York corporation; MTM TECHNOLOGIES (CALIFORNIA), INC., a Delaware corporation; MTM TECHNOLOGIES (TEXAS), INC., a Delaware corporation; MTM TECHNOLOGIES (US), INC., a Delaware corporation; INFO SYSTEMS, INC., a Delaware corporation, are each an authorized reseller of goods manufactured and/or distributed by various manufacturers and distributors (hereinafter called "Manufacturer"). As such, each of us from time to time buys goods from Manufacturer to be held by us as our inventory for sale by us in the normal course of our business. Each of us may, as more fully set forth herein, from time to time obtain loans from you, Textron Financial Corporation, a Delaware Corporation, in order to finance the purchase of certain of such goods, including parts and accessories therefor, from Manufacturer, and each of us desires by this Agreement to set forth in writing our understanding of our loan arrangements with you and to secure repayment of such loans and other related debts and liabilities we may have to you, whether now existing or hereafter arising. Each of us agrees and acknowledges that each of MTM TECHNOLOGIES, INC., MTM TECHNOLOGIES (CALIFORNIA), INC., MTM TECHNOLOGIES (TEXAS), INC., MTM TECHNOLOGIES (US), INC. and INFO SYSTEMS, INC. shall be jointly and severally liable hereunder for our own obligations and for the obligations of the other Resellers. Each of us agrees and acknowledges that each of MTM TECHNOLOGIES, INC., MTM TECHNOLOGIES (CALIFORNIA), INC., MTM TECHNOLOGIES (TEXAS), INC., MTM TECHNOLOGIES (US), INC. and INFO SYSTEMS, INC. will grant security interests in and to our respective Collateral (as defined below) in favor of you as security for our own obligations hereunder and the obligations of the other Resellers hereunder. Each of us agrees and acknowledges that each reference to "we" or "us" in this Agreement shall mean each of MTM TECHNOLOGIES, INC., MTM TECHNOLOGIES (CALIFORNIA), INC., MTM TECHNOLOGIES (TEXAS), INC., MTM TECHNOLOGIES (US), INC., and INFO SYSTEMS, INC. on a joint and several basis.

         1A. Each of us agrees and acknowledges that MTM TECHNOLOGIES, INC., MTM TECHNOLOGIES (CALIFORNIA), INC., MTM TECHNOLOGIES (TEXAS), INC., MTM TECHNOLOGIES (US), INC., INFO SYSTEMS, INC., PTI CORPORATION, a Delaware corporation, DATA.COM RESULTS, INC., a New York corporation, and MTM ADVANCED TECHNOLOGY, INC., a New York corporation, and you were parties to that certain Amended and Restated Loan and Security Agreement dated May 21, 2004 (as amended, the "Existing LSA").

              Each of us agrees and acknowledges that PTI CORPORATION, DATA.COM RESULTS, INC., and MTM ADVANCED TECHNOLOGY, INC. have, with your consent, merged into MTM TECHNOLOGIES,INC., with MTM TECHNOLOGIES, INC. being the surviving entity and assuming all of their respective obligations and undertakings under the Existing LSA.

              Each of us desires to amend and restate in its entirety the Existing LSA as set forth in this Agreement. Such amendment and restatement will reflect and confirm, and this Agreement does hereby so amend and restate the Existing LSA to reflect and confirm, that (i) all of the Revolving Credit Loans (as defined in the Existing LSA) including all of the Receivable Loans and all of the Inventory Loans (as such terms are defined in the Existing LSA) are contemporaneously with the execution and delivery of this Agreement being paid in full (together with all accrued and unpaid interest thereon) and the Revolving Credit Line (as defined in the Existing LSA) is hereby terminated,
(ii) the outstanding Floorplan Loans (as defined in the Existing LSA) under the Existing LSA are contemporaneously with the execution and delivery of this Agreement hereby deemed outstanding hereunder as loans hereunder (with each Floorplan Loan outstanding under the Existing LSA being converted into a loan under this Agreement with such converted loan continuing to relate to the same Inventory (as defined below) as under the Existing LSA and having the same maturity and bearing the same rate or rates of interest and subject to the same fees) and the Floorplan Credit Line (as defined in the Existing LSA) is contemporaneously with the execution and delivery of this Agreement hereby terminated; it being the intent of each of us and you that all principal of the Floorplan Loans outstanding under the Existing LSA as of the date hereof and all outstanding accrued and unpaid interest and fees and expenses in respect thereof under the Existing LSA as of the date hereof shall continue to be outstanding hereunder and shall be payable in accordance with the terms and conditions hereof and (iii) all future loans to us will be under this Agreement. Each of us agrees that the aggregate outstanding principal amount of Floorplan Loans under the Existing LSA as of the date hereof is $9,897,561.32 and the aggregate accrued and unpaid interest as of the date hereof in respect thereof is $14,420.19.

              Each of us warrants and confirms to you that the liens and security interest granted by any one or more of us in favor of you in and to the Collateral under and as defined in the Existing LSA are perfected and are subject to no other liens and security interests except Permitted Encumbrances (as defined below) and, immediately after our entering into this Agreement, the


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liens and security interest in favor of you in and to the Collateral (as defined below) under this Agreement are perfected and are subject to no other liens and security interests except Permitted Encumbrances.

              Each of us agrees to cooperate with you to amend and/or modify and restate the Existing LSA as provided for herein.

              The foregoing statements of facts, background and undertakings are hereby made a part of this Agreement and each of us shall be bound by them and you shall be entitled to rely upon them and each of us acknowledges and agrees that you are relying on the same in entering into this Agreement and performing hereunder.

         2. Upon our request from time to time, you may, at your sole discretion and without any obligation to do so, make loans to us, under such terms and with such conditions as you shall specify, to enable us to acquire rights in Inventory from a Manufacturer pre-approved by you for financing programs. We understand that each such loan will be solely at your discretion, and we expressly disclaim any right to expect otherwise, either from the course of our dealing, our need therefor, your dealings with others, your arrangements with any Manufacturer, or otherwise. Loans hereunder shall be subject to the limitations set forth in Section 3(a) of the Addendum attached hereto. Conversely, nothing herein will prevent us from obtaining financing from other sources consistent with and in compliance with the terms of this Agreement. Anything contained herein to the contrary notwithstanding, the financing obtained by the Companies under the CIT Financing Agreement (as defined below) and the CIT Financing Agreement are hereby approved. We understand and agree that upon the termination of the CIT Financing Agreement and the payment in full of all indebtedness thereunder you may require, in your sole discretion, the simultaneous termination of this Agreement and payment in full (on an accelerated basis or otherwise) of all Obligations hereunder and an early termination fee in respect hereof as calculated as provided for in the CIT Financing Agreement.

         We understand that certain terms and conditions applicable to loans obtained by us from you will be set forth in materials to be made available from time to time to us and other Resellers, the terms of which, as revised from time to time, being deemed incorporated herein by reference (including, without limitation that certain terms acknowledgment letter dated May 11, 2005). We understand that these materials are subject to change by you at any time and from time to time, and expressly assume the responsibility of confirming directly with you, upon our request for each loan, the exact terms and conditions then being stated by you, including without limitation rate of interest, fees and terms of repayment. In no event will we view such materials as a commitment or other offer on your part to lend, and we will have no right to any loan under any particular terms until actually made and under the terms so made. We understand and agree that the full amount of each loan will be paid to you on its due date without deduction for any sums due from any Manufacturer or any Credit Memo (as defined below) that may have been issued to you, unless you have previously notified us that you have received and applied the amount of the Credit Memo issued by the applicable Manufacturer.

         We understand that you may, from time to time, issue advices to us. Such advices may include, but need not be limited to, periodic or monthly statements of our account, periodic letter advices in the nature of statements of account, issued from time to time, and letter forms or other forms of notices of due dates of finance plan payments and of the specific terms of loans which we have with you. Unless we, within ten (10) days from the date of any such advice, give you written and itemized objection to the contents of such advice, we shall be fully bound thereby and acknowledge that the content of such advice is true, correct, and complete, and accurately reflects our obligations to you as of the date thereof.

         In connection with each loan requested, we will deliver to you such other writings as you shall require, which may include notes or other appropriate evidence of debt, subordination agreements, intercreditor agreements, and control and lockbox agreements. Such notes or other evidence of debt, subordination agreements, stock pledge agreements, intercreditor agreements, control and lockbox agreements, Manufacturer invoices, and other like materials as may be revised from time to time ("Collateral Documents"), together with this Agreement, contain our entire understanding, and we acknowledge that we will not be relying upon any prior oral or written promises or undertakings or future oral promises between us. No modification hereof or of the Collateral Documents will be binding upon you unless in a writing duly executed on your behalf by an officer holding the rank of Vice President or higher.

         We hereby authorize you to disburse the proceeds of each loan directly to any Manufacturer on our behalf. Further, we shall and hereby authorize each Manufacturer to deliver its invoice for Inventory, together with all certificates of origin, directly to you. You may assume that all such invoices so submitted are authentic and accurate and that they have been submitted on our behalf and with our permission. Receipt by you from us or any Manufacturer of an invoice for Inventory shall be your authority to make a loan to us under terms and conditions then being stated by you. In addition we shall and hereby authorize the Manufacturer to issue all Credit Memos directly to you and in your favor.

         We acknowledge that the term "Prime Rate", as used in the Collateral Documents in reference to the rate of interest applicable to loans to us, will mean the average of the Prime Rates (the base rate for corporate loans at large U.S. money center commercial banks) quoted in the Wall Street Journal under the caption "Money Rates", and agree that the interest rate applicable to our loans from you will automatically change from time to time effective upon each change in the published Prime Rate. We further agree that interest on our loans from you will be calculated on the basis of a 360 day year but will be chargeable for the actual days that principal is outstanding in the then current year.

         3. We acknowledge that our financial arrangements with you are completely independent of our arrangements with any Manufacturer, and that neither you nor Manufacturer are an agent for or acting on behalf of the other. We are not relying, in our understanding with you, on any statements, promises or representations, oral or written, made by any Manufacturer, whether or not purportedly on your behalf, relating to the subject matter hereof and of our loans with you. Although we may receive official literature, brochures and other written materials disseminated by you through a Manufacturer, we expressly assume the risk that the materials so received are the most current, up to date materials then authorized by you to be disseminated. None of our obligations to you will be affected or impaired, or be subject to any defense, set-off, counterclaim, crossclaim or recoupment, by reason of any claim which we now or hereafter have against any Manufacturer or its agents, including without limitation any claim for breach of express or implied warranty of title, or otherwise related to the condition of the Collateral or our dealings with such Manufacturer.

         4. As used herein, the following terms shall have the following meaning:

              a. "Accounts" means any and all of each Company's present and future: (i) accounts (as defined in the UCC); (ii) instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (iii) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (iv) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (v) reserves and credit balances arising in connection with or pursuant to this Agreement or the CIT Financing Agreement; (vi)


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                   guaranties, other supporting obligations, payment
                   intangibles and letter of credit rights (all as defined in the UCC); (vii) insurance policies or rights relating to any of the foregoing; (viii) general intangibles pertaining to any of the foregoing (including rights to payment, including those arising in connection with bank and non-bank credit cards), and all books and records and any electronic media and software relating thereto; (ix) notes, deposits or other property of such Company's account debtors securing the obligations owed by such account debtors to such Company; and (x) all Proceeds of any of the foregoing.

              b. "Capital Expenditures" means, for any period, the aggregate expenditures of the Companies during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected on the consolidated balance sheet of the Parent.

              c. "Capital Lease" means the lease by any Company of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the consolidated balance sheet of the Parent.

              d. "Casualty Proceeds" means (i) payments or other proceeds from an insurance carrier with respect to any loss, casualty or damage to Collateral, and (ii) payments received on account of any condemnation or other governmental taking of any of the Collateral.

              e. "CIT Financing Agreement" means that certain Financing Agreement among The CIT Group/Business Credit, Inc. ("CIT"), as agent and lender, the Companies and the other lenders signatory thereto, as in effect on the Closing Date.

              f. "Change of Control" means the occurrence of any of the following events: (i) the acquisition by any person or group (as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more of the Investors that own voting stock of the Parent on the Closing Date, of beneficial ownership of 50% or more of the voting power of the total issued and outstanding shares of voting stock of the Parent; or (ii) the Parent shall cease to own directly, or indirectly through one or more of the other Companies, 100% of the total issued and outstanding capital stock of each of the other Companies; provided, however, that, nothing herein shall be construed as a waiver of the Parent's or any other Company's obligations under Section 10 in connection with the transfer of the capital stock of any Company to another Company or any other corporate restructuring.

              g.   "Closing Date" means June 8, 2005.

              h. "Code" means the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of Rhode Island.

              i. "Collateral" means, collectively, all present and future assets and properties of the Companies, including, without limitation, all present and future Accounts, Equipment, Inventory and other Goods, Documents of Title, General Intangibles, Investment Property, and Other Collateral, but shall not include any Excluded Collateral.

              j.   "Company" as defined in the heading of this Agreement.

              k. "Confidential Information" as defined in Section 26 of this Agreement.

              l. "Consolidated Balance Sheet" means a consolidated balance sheet for the Parent and its consolidated Subsidiaries, eliminating all inter company transactions and prepared in accordance with GAAP.

              m. "Consolidated EBITDA" means, for any period, with respect to the Parent and its consolidated Subsidiaries, other than the Excluded Subsidiaries, all earnings before all interest, tax obligations and depreciation and amortization expense for such period, all determined in conformity with GAAP on a basis consistent with the latest audited financial statements of the Parent, but excluding the effect of extraordinary and/or nonrecurring gains or losses for such period.

              n. "Consolidated Fixed Charges" means, for any period, with respect to the Parent and its consolidated Subsidiaries, other than the Excluded Subsidiaries, the sum of (i) all cash interest obligations (including, without limitation, cash interest obligations in respect of any Investor Obligations, loans under the CIT Financing Agreement and/or Subordinated Debt) paid or due during such period, (ii) the amount of all scheduled fees paid to CIT and the lenders under the CIT Financing Agreement during such period, (iii) the amount of principal repaid in cash or scheduled to be repaid but not paid on Indebtedness (other than the loans under the CIT Financing Agreement and any loans made hereunder) during such period (including, without limitation, principal repayments in respect of any Investor Obligations and/or Subordinated Debt, but not including principal repayments in respect of any Indebtedness that is, by its terms, payable only in stock) provided, that, cash payments made in respect of Indebtedness incurred in connection with any Permitted Acquisition (as such term is defined in the CIT Financing Agreement) will be excluded from Consolidated Fixed Charges to the extent that they were made with the proceeds of capital contributions (either in the form of equity or Subordinated Debt) and not with the proceeds of "Revolving Loans" under, and as defined in, the CIT Financing Agreement or other working capital, (iv) unfinanced Capital Expenditures incurred during such period,
                   (v) all federal, state and local income tax expenses due and payable during such period, (vi) all cash payments made or due in respect of any earnout or similar contingent obligations during such period, provided, that, such cash payments will be excluded from Consolidated Fixed Charges to the extent that they were made with the proceeds of capital contributions (either in the form of equity or Subordinated
                   Debt) and not with the proceeds of loans under the CIT Financing Agreement or other working capital and (vii) all payments made or due in respect of Capital Leases during such period.

              o. "Consolidated Fixed Charge Coverage Ratio" mean, for any period, the quotient (expressed as a ratio) obtained by dividing (I) Consolidated EBITDA for such period by (II) Consolidated Fixed Charges for such period.

              p. "Consolidated Senior Leverage" means, as of any date, the quotient (expressed as a ratio) obtained by dividing (i) the sum of the aggregate principal amount of the Obligations plus the aggregate principal amount of the obligations under the CIT Financing Agreement, as of such date, by (ii) Consolidated EBITDA for the applicable period ending on such date.

              q. "Consolidating Balance Sheet" shall mean a Consolidated Balance Sheet plus individual balance sheets for the Parent and each of its consolidated Subsidiaries, showing all eliminations of inter company transactions and prepared in accordance with GAAP.

              r. "Copyrights" means all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, all reissues and renewals thereof, all licenses thereof, all other general intangible, intellectual property and other rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all income, royalties and other Proceeds of any of the foregoing.

              s. "Credit Memos" means credit memoranda for return merchandise authorizations issued by a manufacturer or vendor of Inventory.

              t.   "Debtor" as defined in the heading of this Agreement.

              u. "Depository Account" means each bank account (and the related lockbox, if any) subject to your or your agent's control that is established by you or your agent or any Company hereunder pursuant to Schedule 4-Depository Accounts or pursuant to the CIT Financing Agreement.

              v. "Default" means any event specified in Section 14 hereof, regardless of whether any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has occurred or been satisfied.

              w. "Default Rate" means a rate of interest equal to the lower of (i) four percent (4%) per annum in excess of the interest rate otherwise accruing on the Obligations and (ii) the highest legally permissible rate.

              x. "Documents of Title" means all of each Company's present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or non-negotiable, together with all Inventory and other Goods relating thereto, and all Proceeds of any of the foregoing.

              y. "Equipment" means all of each Company's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, rolling stock, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all Proceeds of any of the foregoing.

              z. "ERISA" means the Employee Retirement Income Security Act or 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              aa.  "Event(s) of Default" has the meaning given to such term in
                   Section 14 of this Agreement.

              bb. "Excluded Collateral" means (i) the assets and properties of each Excluded Subsidiary, if any, and (ii) such capital stock of, or other equity interest in, any Excluded Subsidiary owned by any Company or any Guarantor (as defined in the CIT Financing Agreement) as you, in your sole discretion, shall have agreed in writing shall constitute Excluded Collateral. As of the Closing Date there shall be no Excluded Collateral. For so long the indebtedness under the CIT Financing Agreement shall have not been paid in full and the CIT Financing Agreement shall have not been terminated, "Excluded Collateral" hereunder shall have the same meaning as provided for in the CIT Financing Agreement. If the indebtedness under the CIT Financing Agreement shall have been paid in full and the CIT Financing Agreement shall have been terminated and in the event that you agree, in your sole discretion, that any assets or properties in which you have a security interest should constitute Excluded Collateral, you willl deliver to the applicable Companies such documents (including UCC partial releases) as are necessary to release such security interest.

              cc. "Excluded Subsidiary" means each Subsidiary of the Parent formed or acquired after the Closing Date, if any, as to which the Parent, you and the Agent under the CIT Financing Agreement, in your or such Agent's sole discretion, shall have agreed in writing shall constitute an Excluded Subsidiary. As of the Closing Date there shall be no Excluded Subsidiaries. For so long the Indebtedness under the CIT Financing Agreement shall have not been paid in full and the CIT Financing Agreement shall have not been terminated, "Excluded Subsidiary" hereunder shall have the same meaning as provided for in the CIT Financing Agreement.

              dd.  "Existing LSA" as defined in Section 1A of this Agreement.

              ee. "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

              ff. "General Intangibles" means all of each Company's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (i) all Trademarks, (ii) Patents, utility models, industrial models, and designs, (iii) Copyrights, (iv) trade secrets, (v) licenses, permits and franchises, (vi) any other forms of intellectual property, (vii) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, (viii) all monies and claims for monies now or hereafter due and payable in


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                   connection with the foregoing, including, without
                   limitation, payments for infringement and royalties arising from any licensing agreement between any Company and any licensee of any of such Company's General Intangibles, and
                   (ix) all Proceeds of any of the foregoing.

              gg. "Goods" means all of each Company's present and hereafter acquired "Goods", as defined in the UCC, and all Proceeds thereof.


              hh. "Indebtedness" means, without duplication, all liabilities, contingent or otherwise, which are either (i) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or
                   (ii) obligations with respect to Capital Leases.

              ii. "Indemnified Party" as defined in Section 25 of this Agreement.

              jj. "Ingram Micro Documents" means, collectively: (a) all purchase orders submitted by one or more of the Companies to Ingram Micro and (b) that certain Security Agreement, effective as of June 8, 2005, made by the Borrowers in favor of Ingram Micro.

              kk. "Ingram Micro Obligations" means all obligations, liabilities and indebtedness arising under the Ingram Micro Documents and owing by each Company that is a party thereto or a guarantor of the repayment thereof.

              ll. "Inventory" means all of each Company's present and hereafter acquired inventory (as defined in the UCC) including, without limitation, all merchandise and inventory in all stages of production (from raw materials through work-in-process to finished goods), and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping of the foregoing, and all Proceeds of any of the foregoing.

              mm. "Investment Property" means all of each Company's present and hereafter acquired "Investment Property", as defined in the UCC, together with all stock and other equity interests issued by (x) each Company, other than the Parent, and all Proceeds thereof and (y) each Subsidiary of each Company, and all Proceeds thereof.

              nn. "Investor(s)" means, individually, any Purchaser, and collectively, all of the Purchasers, as such terms are defined in the Investor Purchase Agreement and shall include the successors and assigns of any such Purchaser.

              oo. "Investor Agent" means Pequot Private Equity Fund III, L.P. (or, in its discretion, its investment advisor) as collateral agent under the Investor Loan Documents.

              pp. "Investor Loan Documents" means the Loan Documents, as such term is defined in the Investor Purchase Agreement.

              qq. "Investor Notes" means any and all notes issued pursuant to the Investor Purchase Agreement.

              rr. "Investor Obligations" means: (i) all loans, advances and other extensions of credit made by the Investors pursuant to the Investor Purchase Agreement; and (ii) any and all other indebtedness, obligations and liabilities which may be owed by any Company to the Investor Agent or any Investor and arising out of, or incurred in connection with, the Investor Notes or any of the other Investor Loan Documents, whether
                   (1) now in existence or incurred by such Company from time to time hereafter, (2) secured by pledge, lien upon or security interest in any of such Company's assets or property or the assets or property of any other person, firm, entity or corporation, (3) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (4) such Company is liable to the Investor Agent or any Investor for such indebtedness as principal, surety, endorser, guarantor or otherwise.

              ss. "Investor Purchase Agreement" means the Purchase Agreement dated December 7, 2004, as amended, among the Parent and the Investors.

              tt. "Intercreditor Agreement" means the Intercreditor Agreement between you and CIT, dated on or about the Closing Date, as the same may be amended, modified, supplemented or restated from time to time. You agree to comply with your undertakings and obligations under the Intercreditor Agreement.

              uu.  "Lender" as defined in the heading of this Agreement.

              vv.  "Manufacturer" as defined in Section 1 of this Agreement.

              ww. "Material Adverse Effect " means a material adverse effect on either (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and the other Companies, taken as a whole,
                   (ii) the ability of any Company to perform its obligations under this Agreement or any of the other documents related thereto, or to enforce its rights against account debtors of such Company, (iii) the value of the Collateral or (iv) your ability to enforce the Obligations or your rights and remedies under this Agreement or any of the other documents related thereto.

              xx. "Obligations" means: (i) all loans, advances and other extensions of credit made by you to each Company or to others for such Company's account (including, without limitation, all loans the proceeds of which are advanced to a Manufacturer); (ii) any and all other indebtedness, obligations and liabilities which may be owed by any Company to you and arising out of, or incurred in connection with, this Agreement (including all Out of Pocket Expenses), whether (A) now in existence or incurred by such Company from time to time hereafter, (B) secured by pledge, lien upon or security interest in any of such Company's assets or property or the assets or property of any other person, firm, entity or corporation, (C) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (D) such Company is liable to you for such indebtedness as principal, surety, endorser, guarantor or otherwise; (iii) without duplication, each Company's liabilities to you under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which you may make or issue to others for such Company's account; and (iv) any and all indebtedness, obligations and liabilities incurred by, or imposed on, you as a result of environmental claims relating to any Company's obligations, waste disposal practices or disposal sites.

              yy. "Other Collateral" means: (i) all of each Company's present and hereafter established lockbox, blocked account and other deposit accounts maintained with any bank or financial institution into which the proceeds of Collateral are or may be deposited (including the Depository Accounts); (ii) all of each Company's cash and other monies and property in the possession or control of you or any agent on your behalf;
                   (iii) all of each Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon;
                   (iv) any collateral granted to the agent under the CIT Financing Agreement or any other loan documents related thereto and iv) all Proceeds of any of the foregoing.

              zz. "Out of Pocket Expenses" mean all of your present and future costs, fees and expenses incurred in connection with this Agreement, including, without limitation, (i) the cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items,
                   (ii) fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (iii) all costs and expenses incurred by you in opening and maintaining any depository accounts and any related lockboxes, depositing checks, and receiving and transferring funds; (iv) any amounts paid by, incurred by or charged to you by an issuing bank under any letter of credit, the account party in respect of which is a Company, or the reimbursement agreement relating thereto, any application for any letter of credit or other like document which pertains either directly or indirectly to any such letter of credit, and your standard fees relating to any such letter of credit and any drafts thereunder; (v) title insurance premiums, real estate survey costs, note taxes, intangible taxes and mortgage or recording taxes and fees;
                   (vi) all appraisal fees and expenses payable by any Company hereunder, and all costs, fees and expenses incurred by you in connection with any action taken under Sections 8 and 12 hereof, including reasonable travel, meal and lodging expenses of your personnel; (vii) all costs that you may incur to maintain the Required Inventory Insurance, and all reasonable costs, fees and expenses incurred by you in connection with the collection of Casualty Proceeds and the monitoring of any repair or restoration of any Real Estate;
                   (viii) all reasonable costs, fees, expenses and disbursements of outside counsel hired by you to consummate the transactions contemplated by this Agreement (including the documentation and negotiation this Agreement and all amendments, supplements and restatements thereto or thereof), and to advise you as to matters relating to the transactions contemplated hereby; (ix) all costs, fees and expenses incurred by you in connection with any action taken under Section 15 hereof; and (x) without duplication, all costs, fees and expenses incurred by you in connection with the collection, liquidation, enforcement, protection and defense of the Obligations, the Collateral and your rights under this Agreement, including, without limitation, all reasonable fees and disbursements of your in-house and outside counsel incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom, whether incurred before, during or after the termination of this Agreement or the commencement of any case with respect to any Company or any subsidiary of any Company (as the case may be) under the United States Bankruptcy Code or any similar statute.

              aaa. "Parent" as defined in the heading of this Agreement.

              bbb. "Patents" mean all present and hereafter acquired patents, patent applications, registrations, all reissues and renewals thereof, all licenses thereof, all inventions and improvements claimed thereunder, all general intangible, intellectual property and other rights of each Company with respect thereto, and all income, royalties and other Proceeds of the foregoing.

              ccc. "Permitted Distributions" mean (i) dividends declared and paid in cash by any subsidiary of the Parent to the Parent, and by any subsidiary of a Company (other then the Parent) to such Company; and (ii) dividends payable solely in stock or other equity interests of any Company.

              ddd. "Permitted Encumbrances" means: (i) all liens existing on the Closing Date on specific items of Equipment and Real Estate and described on Schedule 1.1(a) attached to the CIT Financing Agreement; (ii) Purchase Money Liens; (iii) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by the applicable Company in accordance with GAAP; (iv) deposits made (and the liens thereon) in the ordinary course of business of the applicable Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (v) liens granted to CIT, as agent, for the benefit of the lenders under the CIT Financing Agreement, by each Company and liens granted to you hereunder; (vi) liens of judgment creditors, provided that such liens do not exceed $100,000 in the aggregate at any time (other than liens bonded or insured to your reasonable satisfaction); (vii) Permitted Tax Liens; (viii) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (i) do not materially interfere with the occupation, use or enjoyment by the Company of its business or property so encumbered and (ii) in your reasonable business judgment, do not materially and adversely affect the value of such Real Estate; (ix) liens granted by one or more of the Companies on personal property to secure the payment and performance of the Investor Obligations and the obligations secured under this Agreement; and (x) liens granted by one or more of the Companies on personal property to secure the payment and performance of the Ingram Micro Obligations.

              eee. "Permitted Indebtedness" means: (i) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (ii) Indebtedness secured by Purchase Money Liens; (iii) Indebtedness arising under this

                   Agreement; (iv) deferred Taxes and other expenses incurred in the ordinary course of business; (v) Subordinated Debt;
                   (vi) the Investor Obligations; (vii) Indebtedness under the CIT Financing Agreement up to a principal amount not to exceed $40,000,000 and (vii) other Indebtedness existing on the Closing Date and listed on Schedule 1.1(b) attached to the CIT Financing Agreement; (viii) guarantees of Capital Leases.; (ix) unsecured guarantees by the Parent of any Indebtedness or other obligation of any Company permitted hereunder; and (x) unsecured guarantees by any Company of any Indebtedness or other obligation of any other Company permitted hereunder fff. "Permitted Tax Liens" means liens for Taxes not due and payable and liens for Taxes that the applicable Company is contesting in good faith, by appropriate proceedings which are sufficient to prevent imminent foreclosure of such liens, and with respect to which adequate reserves are being maintained by such Company in accordance with GAAP; provided that in either case, such liens (i) are not filed of record in any public office, (ii) other than with respect to Real Estate, are not senior in priority to the liens granted by such Company to you, or (iii) do not secure taxes owed to the United States of America (or any department or agency thereof) or any State or State authority, if applicable State law provides for the priority of tax liens in a manner similar to the laws of the United States of America.

              ggg. "Proceeds" has the meaning given to such term in the UCC, including, without limitation, all Casualty Proceeds.

              hhh. "Purchase Money Liens" mean s (i) liens on any item of
                   Equipment acquired by the applicable Company after the date of this Agreement, provided that (a) each such lien shall attach only to the Equipment acquired, (b) a description of the Equipment so acquired is furnished by such Company to you, and (ii) liens on any item of Equipment acquired by the applicable Company after the date of this Agreement arising in connection with a Capital Lease of such Equipment, provided, that each such lien shall attach only to the Equipment leased.

              iii. "Real Estate" means all of each Company's present and future fee and leasehold interests in real property.

              jjj. "Required Inventory Insurance" as defined in Section 8 of this Agreement.

              kkk. "Reseller" as defined in the heading of this Agreement.

              lll. "Secured Party" as defined in the heading of this Agreement.

              mmm. "Subordinated Debt" means all indebtedness of any Company
                   (and the note(s) evidencing such indebtedness) that is subordinated in right of payment to the prior payment and satisfaction of the Obligations pursuant to a Subordination Agreement.

              nnn. "Subordination Agreement" means (i) an agreement (in form and substance satisfactory to you) among a Company obligated on Subordinated Debt, the subordinating creditor to which such Subordinated Debt is owed and you pursuant to which such Subordinated Debt is subordinated to the prior payment and satisfaction of the Obligations, and (II) any note, indenture, note purchase agreement or similar instrument or agreement, pursuant to which the indebtedness evidenced thereby or issued thereunder is subordinated to the Obligations by the express terms of such note, indenture, note purchase agreement or similar instrument or agreement.

              ooo. "Subsidiary" means any entity, all of whose equity interests having ordinary voting power (other than equity interests having such power only by reason of the happening of a contingency) to elect a majority of the directors (or other persons performing similar functions) of such entity, are owned, directly or indirectly, by another entity.

              ppp. "Taxes" means all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be owed or collected by each Company with respect to its business, operations, Collateral or otherwise.

              qqq. "Trademarks" means all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, corporate names, business names, service marks, logos and any other designs or sources of business identities, prints and labels (on which any of the foregoing may appear), all reissues and renewals thereof, all licenses thereof, all other general intangible, intellectual property and other rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all income, royalties and other Proceeds of any of the foregoing.

              rrr. "UCC" or "Code" means the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of Rhode Island.

         5. a. In order to secure repayment to you of each loan made by you to us the proceeds of which enable us to acquire rights in or the use of Inventory, we hereby grant to you a purchase money security interest In such Inventory, the Proceeds thereof and all General Intangibles related thereto, to secure repayment of such loan.

              b. In order to secure repayment to you of all Obligations we may now or hereafter have to you under this Agreement or any other agreement, whether such Obligations be obtained by you by assignment, negotiation or otherwise, and whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to all loans made by you to us to finance the purchase of Inventory hereunder or otherwise, we hereby grant to you a security interest in all of our Inventory, Accounts, General Intangibles, Equipment, Investment Property and other Collateral no matter how obtained by us, whether now existing or hereafter acquired, and the Proceeds of all of the foregoing. The security interests granted hereunder shall extend and attach to: (i) all Collateral which is presently in existence and which is owned by any Company or in which such Company has any interest, whether held by such Company or by others for such Company's account, and, if any Collateral is Equipment, whether such Company's interest in such Equipment is as owner, lessee or conditional vendee; (ii) all Equipment in which such Company has an interest, whether as owner, lessee or conditional vendee, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and (iii) all Inventory owned by such Company or in which such Company has an interest and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT, as your agent, you or such Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by such Company, or to the sale, promotion or shipment thereof. Regardless of whether your security interests in any of the General Intangibles has attached or is perfected, each Company hereby irrevocably grants to you a royalty-free, non-exclusive license to use such Company's Trademarks, Copyrights, Patents and other proprietary and intellectual property rights, in connection with the (i) advertisement for sale, and the sale or other disposition of, any finished goods Inventory by you in accordance with the provisions of this Agreement, and (ii) the manufacture, assembly, completion and preparation for sale of any unfinished Inventory by you in accordance with the provisions of this Agreement. Notwithstanding anything herein to the contrary, the license set forth in this Section 5(b) may be exercised by you only so long as an Event of Default shall have occurred and remain outstanding.

              c. Subject to your discretion, all payments made by us will be deemed to be applied by you first to the loan (i) the proceeds of which enabled us to acquire rights in or the use of Inventory which we have previously sold and (ii) with the earliest due date. The foregoing notwithstanding, you shall have the right to apply any payments made by us (or any Proceeds received by you) to the Obligations in such order of application as you may determine in your sole discretion.

         6. We hereby represent to you that all information provided by us to you in connection with our application for each loan from you is and will be complete and accurate in every respect. WE WILL IMMEDIATELY NOTIFY YOU IN WRITING OF ANY CHANGE IN ANY OF THIS INFORMATION.

         7. We will from time to time execute and/or deliver or cause to be executed and/or delivered to you such financing statements, amendments to financing statements, continuation statements, documents of title, manufacturers' certificates of origin, warehouse receipts, bills of lading, vehicle titles, waivers, consents and such other manner of things, and take all manner of actions, as you may from time to time request which are in your sole opinion necessary or desirable in order to perfect, protect, maintain, continue, realize and/or enforce your rights and security interests granted herein. This shall include, without limitation, using commercially reasonable efforts to obtain written waivers by the landlord of each location at which any Collateral is located, provided that, until all of our indebtedness under the CIT Financing Agreement is paid in full and the CIT Financing Agreement terminated, the landlord waivers supplied thereunder shall be deemed to satisfy the requirements of this sentence. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any public office as a financing statement.

         8. We will use commercially reasonable efforts to maintain the Inventory in excellent, salable condition, consistent with the highest standards in the industry, and will comply with all applicable laws relating to our use thereof. We will provide you or your designated representatives with reasonable access, during normal business hours, (and if an Event of Default shall exist, on an unannounced basis), to each location at which any Collateral is located, to inspect and examine the Inventory and other Collateral and business records, including without limitation all financial records. We agree, at our sole cost, to keep all Inventory insured against risks covered by standard forms of fire, theft and extended coverage and such other risks as may be reasonably required by you and under policies issued by an insurance company or companies and in amounts satisfactory to you (the "Required Inventory Insurance"). With respect to insurance on Real Estate and Equipment, each Company agrees to maintain such insurance under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT, as agent under the CIT Financing Agreement. You shall be named to the extent your interest may appear under a Lender's Loss Payable Clause in such policy or policies, which shall provide that the insurance cannot be canceled without at least thirty (30) days prior written notice to you and shall insure you notwithstanding any act or neglect on our part. At our expense, we shall furnish you with evidence of the same in form satisfactory to you, and shall provide you with a Certificate thereof naming you as certificate holder. We will promptly remit to you in the form received, with all necessary endorsements, any Proceeds of such insurance, provided that, until all of our indebtedness under the CIT Financing Agreement is paid in full and the CIT Financing Agreement terminated, such Proceeds shall be paid to CIT, as provided in the Intercreditor Agreement. Subject to the terms of the Intercreditor Agreement, you may make and settle claims and endorse our name on any checks or drafts. You may apply any Proceeds of insurance which may be received by you from CIT or otherwise toward payment of any Obligations, whether or not then due, in such order of application as you may determine in your sole discretion. Unless each Company provides you with evidence of the Required Inventory Insurance in the manner set forth above, you may purchase insurance at such Company's expense to protect your interests in the Inventory. The insurance purchased by you may, but need not, protect such Company's interests in the Inventory, and therefore such insurance may not pay any claim which such Company makes or any claim which is made against such Company in connection with the Inventory. Such Company may later request that you cancel any insurance purchased by you, but only after providing you with satisfactory evidence that such Company has the Required Inventory Insurance. If you purchase insurance covering all or any portion of the Inventory, such Company shall be responsible for the costs of such insurance, including interest (at the Default Rate) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and you may charge all of such costs, interest and other charges to the Obligations outstanding hereunder and the same shall be secured by the Collateral. The costs of the premiums of any insurance purchased by you may exceed the costs of insurance which such Company may be able to purchase on its own. In the event that you purchase insurance, you will notify such Company of such purchase within thirty
(30) days after the date of such purchase. If, within thirty (30) days after the date of receipt of such notice, such Company provides you with proof that such Company had the Required Inventory Insurance as of the date on which you purchased insurance and such Company has continued at all times thereafter to have the Required Inventory Insurance, then you agree to cancel the insurance purchased by you and reverse any Obligations arising therefrom with respect to the amount of all costs, interest and other charges associated with such insurance. You agree not to purchase any such insurance unless CIT, as agent under the CIT Financing Agreement, has indicated to you that it will not be purchasing such insurance, unless CIT confirms to you that any insurance being purchased by it will not cover you or unless all of our indebtedness under the CIT Financing Agreement has been paid in full and the CIT Financing Agreement has been terminated.

              Loss, damage or destruction of all or any of the Collateral shall not affect or diminish our Obligations to you and we assume all responsibility and risk for the existence, character, quality, condition, value, and delivery of Inventory. So long as no Default or Event of Default shall have occurred and remain outstanding as of the date of your receipt of any Casualty Proceeds (w) in the event of any loss or damage to any Inventory by condemnation, fire or other casualty, we agree that any Casualty Proceeds received by you in accordance with the Intercreditor Agreement or, if the Intercreditor Agreement shall have terminated by its terms, in accordance with the terms hereof will be applied to the Obligations in such order of application as you may determine in your sole discretion, (x) in the event of any loss or damage to any item of Collateral other than Inventory by condemnation, fire or other casualty, if the Casualty Proceeds relating to such condemnation, fire or other casualty are less than or equal to $100,000, we agree that such Casualty Proceeds received by you in accordance with the Intercreditor Agreement or, if the Intercreditor Agreement shall have terminated by its own terms, in accordance with the terms hereof will be applied to the Obligations in such order of application as you may determine in your sole discretion. (y) in the event of any loss or damage to any item of Equipment by condemnation, fire or other casualty, if the Casualty Proceeds relating to such condemnation, fire or other casualty exceed $100,000, the applicable Company may elect (by delivering written notice to CIT, as agent under the CIT Financing Agreement, within ten
(10) Business Days following CIT's receipt of such Casualty Proceeds) to replace or repair such item of Equipment. If such Company elects to replace or repair any item of Equipment, all such Casualty Proceeds may be applied to the outstanding "Revolving Loans" under, and as defined in, the CIT Financing Agreement and an "Availability Reserve" may be established under, and as defined in, the CIT Financing Agreement in an amount equal to such Casualty Proceeds (if all indebtedness owing to CIT shall have been paid in full and the CIT Financing Agreement terminated, all such Casualty Proceeds shall be used to replace or repair such Equipment pursuant to such escrow and disbursement procedures as you may reasonably require); (z) in the event of any loss or damage to any Real Estate leased by the applicable Company by condemnation, fire or other casualty, such Company may use the Casualty Proceeds in the manner required or permitted by the lease agreement relating thereto; in the event of any loss or damage to any Real Estate owned by such Company by condemnation, fire or other casualty, if the Casualty Proceeds relating to such condemnation, fire or other casualty exceed $100,000, and so long as such Company has sufficient business interruption insurance to replace the lost profits of the facilities affected by the condemnation, fire or other casualty, such Company may elect to repair or replace such Real Estate, subject to the terms and requirements of the CIT Financing Agreement or, if the CIT indebtedness under the CIT Financing Agreement shall have been paid in full and the CIT Financing Agreement terminated, on such terms and requirements as you may reasonably require. If a Default or an Event of Default shall have occurred and remain outstanding as of the date of your receipt of any Casualty Proceeds, or if the Company does not or cannot elect to use the Casualty Proceeds in the manner set forth above, you may, subject to the terms of the Intercreditor Agreement and subject to the rights of any holder of a Permitted Encumbrance having priority over your security interests, apply the Casualty Proceeds to the payment of the Obligations in such manner and in such order as you may elect in your sole discretion.

         9. Each Company agrees to pay when due all Taxes lawfully levied, assessed or imposed upon such Company or the Collateral (including all sales taxes collected by the Company on behalf of such Company's customers in connection with sales of Inventory and all payroll taxes collected by such Company on behalf of such Company's employees), unless such Company is contesting such Taxes in good faith, by appropriate proceedings, and is maintaining adequate reserves for such Taxes in accordance with GAAP. Notwithstanding the foregoing, if a lien securing any Taxes is filed in any public office and such lien is not a Permitted Tax Lien, then the applicable Company shall pay all taxes secured by such lien immediately and remove such lien of record promptly. Pending the payment of such taxes and removal of such lien, you may, at your election and without curing or waiving any Event of Default which may have occurred as a result thereof, pay such taxes on behalf of such Company, and the amount paid by you shall become an Obligation hereunder which is due and payable on demand by you, shall bear interest as provided herein with respect thereto, and shall be secured by the Collateral.

         10. Each Company agrees not to mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or its other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances. Each Company agrees not to sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Agreement or the CIT Financing Agreement, or (ii) all or any substantial part of its assets, if any, which do not constitute Collateral. Each Company may sell obsolete Equipment upon the terms permitted by the CIT Financing Agreement. Each Company represents that the Inventory being sold by it and the Accounts created by such sales are the exclusive property of such Company and are not subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Permitted Encumbrances. Each Company agrees to safeguard, protect and hold all Inventory for your account and to make no sale or other disposition thereof except in the ordinary course of such Company's business, on open account and on commercially reasonable terms consistent with such Company's past practices. Notwithstanding the ordinary course of such Company's business and its past practices, such Company agrees not sell inventory on a consignment basis, nor retain any lien on or security interest in any Inventory sold by it. As to any sale or other disposition of Inventory, you shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Company agrees to handle all Proceeds of sales of its Inventory in accordance with Section 3.2 of the CIT Financing Agreement for so long as the CIT Financing Agreement has not been terminated and all indebtedness thereunder has not been paid in full and thereafter pursuant to such lockbox and depository account arrangements as may be agreed between such Company and you. We are, and agree to remain, the sole and absolute owner of the Inventory, until sold in the ordinary course of our business, the Inventory is not subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Permitted Encumbrances, and we are and will remain qualified under the terms of all applicable laws and under our dealership arrangements with each Manufacturer to conduct our business as presently conducted, with all necessary governmental and other licenses, consents and authorizations having been obtained. Each of us will comply with the affirmative and negative covenants as set forth on the Addendum attached hereto and made a part hereof.

         11. At your option, without any obligation to do so, you may pay and discharge liens, levies, security interests or other encumbrances against the Collateral other than Permitted Liens or insurance on and for the maintenance and preservation of the Collateral, as provided in Section 8 hereof, and perform on our behalf any other obligation required to be performed by us hereunder but which we have failed to so do. We shall reimburse you on demand for any reasonable payment made or any expense incurred by you pursuant to the authority hereof, with interest at the Default Rate and will pay you a late charge of 1.5% per month of the amount due to you, or the highest legally permissible rate if lower, and all of the foregoing shall constitute Obligations and be secured by the Collateral.

         12. We will furnish you such information regarding our business and financial condition as you may request from time to time, including without limitation (a) such financial statements, in such form and bearing such certifications, as you shall require and (b) the financial information and reports set forth in the Addendum. We agree that you may audit or cause to be audited our books and records at any and all times, during normal business hours, whether announced or unannounced, and to permit you access to each location at which any of our General Intangibles are located.

         13. We will provide you with written notice of the following matters immediately upon the occurrence thereof:

              a. A change in any information provided by us to you herein, in any application made by us in connection with any loan, or otherwise, including without limitation, any change in the location of any Collateral or in any other circumstances regarding the Collateral or our business operations (including, without limitation, any change in our state of organization);

              b. Loss, theft, or substantial damage or destruction of any of the Collateral or related to our business operations generally;

              c. Any other matter which might have a material adverse affect on our financial condition or operations or which, upon the giving of notice or passage of time, or both, would result in an event of default by us hereunder; or

              d. Any Change of Control.

         14. Any one or more of the following shall be an Event of Default by us under this Agreement:

              a. the cessation of the business of any Company or the calling of a meeting of the creditors of such Company for purposes of compromising its debts and obligations;

              b. the failure of any Company generally to meet its debts as those debts mature;

              c. (i) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or (ii) the commencement against any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of any of them, but only if such proceeding is not contested by such Company within twenty (20) days and not dismissed or vacated within sixty (60) days of commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by such Company;

              d. the breach or violation by any Company of any warranty, representation or covenant contained in this Agreement (other than those referred to in clause(e) below), provided that such breach or violation shall not be deemed to be an Event of Default unless such Company fails to cure such breach or violation to your reasonable satisfaction within ten (10) days from the date of such breach or violation;

              e. the breach or violation by any Company of any warranty, representation or covenant contained in Section 10 hereof, Section 4(g) of the Addendum, Section 4(b) of the Addendum, Section 8 hereof, Section 9 hereof,
Section 1 of the Addendum and Section 2 of the Addendum;

              f. the failure of any Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit you from charging Default Interest on such amounts from and after the due date thereof;

              g. any Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) become involved in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect this clause (g), such event or condition either (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in your reasonable business judgment, subject such Company to any tax, penalty or other liability reasonably likely to have a Material Adverse Effect;

              h. the occurrence of any default or event of default (after giving effect to any applicable grace or cure period or written waiver) under any of the other documents related hereto, or any of such other documents ceases to be valid, binding and enforceable in accordance with its terms;

              i. (i) the occurrence of any default or event of default
(after giving effect to any applicable grace or cure period or written waiver) under any instrument or agreement evidencing or governing (A) any Subordinated Debt, (B) the Investor Obligations, (C) the Ingram Micro Obligations, or (D) other Indebtedness of any Company having a principal amount in excess of $250,000 and/or (ii) the occurrence of any default or any event of default (after giving effect to any applicable grace or cure period or written waiver) under the CIT Financing Agreement (whether or not waived by CIT and the lenders thereunder);

              j. any Company shall modify the terms or provisions of any agreement, instrument or other document relating to the obligations under the CIT Financing Agreement or any Subordinated Debt without your prior written consent, unless such modification is permitted by the Intercreditor Agreement or the applicable Subordination Agreement; or

              k. a Change of Control shall occur.

         15. Upon the occurrence of an Event of Default, you shall have the right to repossess the Inventory and the other Collateral and also any and all rights available under the Code, including, without limitation, the right to declare any and all unpaid balances of principal, interest, costs and expenses arising out of any and all of our Obligations or liabilities to you, whether past, present or future, direct or indirect, matured or unmatured, liquidated or unliquidated, immediately due and payable without notice to or demand on us. We irrevocably authorize you or your agent to enter all premises to take possession of and remove the Inventory and other Collateral and release you from any and all liability with respect to such entry or removal. We shall in case of a Default, if you so request, assemble and deliver the Inventory and other Collateral, at our expense, to a place to be designated by you. We shall pay all of the costs you incur in the enforcement of any of our Obligations to you or the collection of any liabilities owed to you by us, including, without limitation, costs, expenses and reasonable attorneys' fees and other Out of Pocket Expenses. If any notification of intended disposition of any of the Inventory or other Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed by ordinary mail or overnight delivery service at least ten (10) days before such disposition, postage prepaid, addressed to us, either at our address shown in this Agreement, or at such other address as we may have designated to you in writing. Any net cash proceeds received by you in respect of any of the Collateral, whether pursuant hereto or pursuant to the Intercreditor Agreement, may be applied by you to the Obligations in such order of application as you may determine in your sole discretion.

         16. To the extent permitted by applicable law, we authorize you, your designee, the Clerk of the Court, or any attorney of any Court, in the State of Rhode Island or any other state, to appear for any of us at any time in any and all actions and to confess judgment against any one or more of us for all sums then owed to you, whether or not then payable, together with an attorney's fee of 7.5% of all sums then owed and/or for the recovery of any or all of the Inventory in our possession. Wherever this provision is prohibited, unenforceable or unlawful, it is deemed stricken from this Agreement.

         17. Any law, custom or usage to the contrary notwithstanding, you shall have the right at all times to enforce the covenants and provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on your part in refraining from so doing at any time or times. Your failure at any time to invoke your rights under the covenants and provisions of this Agreement strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms and provisions of this Agreement or as having in any way or manner modified, altered or waived the same. Time is of the essence in our performance hereunder and under all other agreements with you. All of your remedies are cumulative and not alternative, and can be exercised in any order and in any manner, separately or simultaneously, and from time to time until all liabilities and Obligations to you are satisfied in full.

         18. This Agreement may be assigned by you, but none of us may assign this Agreement or our obligations or rights hereunder without your prior written consent. If you assign this Agreement, you shall have no further obligation hereunder. All of your rights hereunder shall inure to the benefit of your successors and assigns and all our respective obligations shall bind our successors and assigns.

         19. We authorize and empower you or your employees, agents or representatives, on our behalf, and in each of our respective names, to complete and supply any omission or blank spaces in this Agreement and in any documents or financing statements executed by any of us and including amendments and continuations thereof under the Code; to execute and/or have acknowledged any form of security instruments, notes, drafts and documents; and to make any requisite affidavits which may be necessary or required by you, and/or which you may desire to evidence or secure advances made by you pursuant to the terms of this Agreement. All of the foregoing may be executed in such form and substance as you in your sole discretion may deem necessary or proper, and this power of attorney, being coupled with an interest, is irrevocable.

         20. Our officers, by execution hereof, warrant and represent to you that we are a duly formed corporation and are qualified to do business in the state(s) in which our place(s) of business is (are) located; and, at a Board of Directors meeting duly convened or by other proper means of Board of Directors action, our officer(s) were properly authorized to execute and deliver this Agreement and all other documents whether hereunder or otherwise; that the execution and delivery of this Agreement does not contravene the Articles of Incorporation, By-Laws, or any agreement, document or instrument to which we are a party or by the terms of which we are bound.

         21. Any provision or part thereof in this Agreement found upon judicial interpretation or construction to be prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the remaining provisions hereof. All words used shall be understood and construed to be of such gender or number as the circumstances may reasonably require.

         22. THIS AGREEMENT SHALL BE DEEMED EFFECTIVE WHEN ACCEPTED AND EXECUTED BY YOU IN THE STATE OF RHODE ISLAND, AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF RHODE ISLAND.

         23. AS AN INDEPENDENT COVENANT, WE IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND IN ANY AND ALL ACTIONS BETWEEN US WHETHER UNDER THIS AGREEMENT OR OTHERWISE AND TO THE SERVICE OF PROCESS THEREIN BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO US AT THE ADDRESS AS SET FORTH HEREIN OR ON YOUR RECORDS, AND IRREVOCABLY WAIVE JURY TRIAL AND THE RIGHT THERETO IN ANY AND ALL ACTIONS BETWEEN US, WHETHER UNDER THIS AGREEMENT OR OTHERWISE.

         24. Each of us waives: (i) any right of contribution from the others until all of the obligations hereunder have been fully and finally paid; (ii) any right to require you to institute any action or suit or to exhaust rights and remedies against any Collateral or any of us; and (iii) any obligation that you have to marshal any assets in favor of any of us. Each of us consents that you may, without in any manner affecting any of our joint and several liability for any obligations hereunder: (a) extend in whole or in part (by renewal or otherwise), modify, accelerate, change or release any obligation of any of us;
(b) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all Collateral or other property, of any nature and from whomsoever received, held by you as security for the payment or performance of any obligations to you of any of us or any other obligations of any of us; and (c) settle, adjust or compromise any claims that you have against any of us. Each of us is part of an integrated family of companies, and, accordingly each of us desires to have the availability of one common inventory credit facility instead of separate inventory credit facilities, and each of us has requested that you extend such a common credit facility. Each of us acknowledges that you will be lending against, and relying on a lien upon, its inventory and proceeds thereof even though the proceeds of any particular loan made hereunder may not be advanced directly to some of us, and that each of us will nevertheless benefit by the making of all such loans by you and the availability of a single credit facility of a size greater than each could independently warrant.

         25. In addition to the agreement of the Companies, jointly and severally, to reimburse you for Out of Pocket Expenses, but without duplication, the Companies hereby jointly and severally agree to indemnify you, and each of your officers, directors, employees, attorneys and agents (each, an "Indemnified Party") from, and to defend and hold each Indemnified Party harmless against, any and all losses, liabilities, obligations, claims, actions, judgments, suits, damages, penalties, costs, fees, expenses (including reasonable attorney's fees) of any kind or nature which at any time may be imposed on, incurred by, or asserted against, any Indemnified Party:

              a. as a result of your exercise of (or failure to exercise) any of your rights and remedies hereunder, including, without limitation, (i) any sale or transfer of the Collateral, (ii) the preservation, repair, maintenance, preparation for sale or securing of any Collateral, and (iii) the defense of your interests in the Collateral (including the defense of claims brought by any Company, as a debtor-in-possession or otherwise, any secured or unsecured creditors of any Company, or any trustee or receiver in bankruptcy);

              b. as a result of any environmental pollution, hazardous material or environmental clean up relating to the Real Estate, any Company's operation and use of the Real Estate, and any Company's off site disposal practices;

              c. arising from or relating to (i) the maintenance and operation of any Depository Account, (ii) any Depository Account Control Agreements and (iii) any action taken (or failure to act) by any Indemnified Party with respect thereto;

              d. in connection with any regulatory investigation or proceeding by any regulatory authority or agency having jurisdiction over any Company; and

              e. otherwise relating to or arising out of the transactions contemplated by this Agreement and the documents related thereto, or any action taken (or failure to act) by any Indemnified Party with respect thereto or CIT under the CIT Financing Agreement or any document related thereto;

provided that an Indemnified Party's conduct in connection with the any of the foregoing matters does not constitute gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement and the payment and satisfaction of the Obligations.

         26. For the purposes of this Section 26, "Confidential Information" means all financial projections and all other information delivered to you by or on behalf of any Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that is clearly marked or labeled (or otherwise adequately identified) as being confidential information of such Company, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by a Company or (d) constitutes financial statements delivered pursuant to the Addendum attached hereto that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by you in good faith to protect confidential information of third parties delivered to them, provided that the you may deliver or disclose Confidential Information to: (a) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement); (b) your respective financial advisors and other professional advisors who are advised to hold confidential the Confidential Information substantially in accordance with the terms of this Section 26; (c) a commercial bank, commercial finance lender or other financial institution to which you sell or offer to sell a portion of your rights and obligations under this Agreement or any participation therein, provided that so long as no Event of Default shall have occurred and remain outstanding, such entity agrees in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 26; or
(d) any other person or entity (including auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate
(i) to comply with compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which you are a party or (iv) if an Event of Default shall have occurred and remain outstanding, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement.

         27. Each Company authorizes you and your agent, and you and your agent shall have the right, after the occurrence of an Event of Default, without notice, to set off and apply against any and all property or assets of such Company held by, or in the possession of you or your agent, any of the Obligations owed to you.

         WE HEREBY ACKNOWLEDGE THAT WE HAVE READ AND UNDERSTAND ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

Intending to be legally bound, signed and delivered on June 8, 2005:


RESELLERS/DEBTORS/COMPANIES:

 MTM TECHNOLOGIES, INC.                    MTM TECHNOLOGIES (US), INC.
------------------------------------       ------------------------------------
(Corporate Name)                           (Corporate Name)


By: /s/ Alan Schwartz                      By: /s/ Alan Schwartz
   ---------------------------------          ---------------------------------
    Senior Vice President and                  Senior Vice President and
    Chief Financial Officer                    Chief Financial Officer

Print Name: Alan Schwartz                  Print Name: Alan Schwartz
           -------------------------                  -------------------------

Attest: /s/ John Kohler                    Attest: /s/ John Kohler
       -----------------------------              -----------------------------
                           Secretary                                  Secretary

Print Name: John Kohler                    Print Name: John Kohler
           -------------------------                  -------------------------

Tax ID#: 13-3354896                        Tax ID#: 86-1123653



 MTM TECHNOLOGIES (CALIFORNIA), INC.       MTM TECHNOLOGIES (TEXAS), INC.
------------------------------------       ------------------------------------
(Corporate Name)                           (Corporate Name)


By: /s/ Alan Schwartz                      By: /s/ Alan Schwartz
   ---------------------------------          ---------------------------------
    Senior Vice President and                  Senior Vice President and
    Chief Financial Officer                    Chief Financial Officer

Print Name: Alan Schwartz                  Print Name: Alan Schwartz
           -------------------------                  -------------------------


Attest: /s/ John Kohler                    Attest: /s/ John Kohler
       -----------------------------              -----------------------------
                           Secretary                                Secretary

Print Name: John Kohler                    Print Name: John Kohler
           -------------------------                  -------------------------

Tax ID#: 35-1655769                        Tax ID#: 35-2244221



 INFO SYSTEMS, INC.
------------------------------------
(Corporate Name)


By: /s/ Alan Schwartz
   ---------------------------------
   Senior Vice President and
   Chief Financial Officer


Print Name: Alan Schwartz
           -------------------------

Attest: /s/ John Kohler
       -----------------------------
                           Secretary

Print Name: John Kohler
           -------------------------

Tax ID#: 51-0264331

                                              APPROVED AND ACCEPTED

                                              TEXTRON FINANCIAL CORPORATION
                                              (Lender and Secured Party)


                                              BY: /s/ George Wright
                                                  ------------------------------

                                              PRINT NAME: George Wright, VP
                                                          Portfolio Manager

                                              DATE:    June 8, 2005

                 ADDENDUM TO LOAN AND SECURITY AGREEMENT between
                        TEXTRON FINANCIAL CORPORATION and

                             MTM TECHNOLOGIES, INC.
                       MTM TECHNOLOGIES (CALIFORNIA), INC.
                         MTM TECHNOLOGIES (TEXAS), INC.
                           MTM TECHNOLOGIES (US), INC.
                               INFO SYSTEMS, INC.

                               Dated June 8, 2005


                                    Covenants
                                    ---------

In addition to the provisions and covenants set forth in the Loan and Security Agreement, each of us agrees as follows:

         (1) Until termination of this Agreement and the full and final payment and satisfaction of all Obligations, each Company agrees:

              a) Consolidated Senior Leverage. To cause the Parent to maintain Consolidated Senior Leverage of not greater than 4.00 to 1.00 as of the end of, and for (i) the fiscal quarter ending on or about March 31, 2005, (ii) the two fiscal quarters ending on or about June 30, 2005, (iii) the three fiscal quarters ending on or about September 30, 2005, (iv) the four fiscal quarters ending on or about December 31, 2005, and (v) each period of four consecutive fiscal quarters ending thereafter, provided that in calculating Consolidated Senior Leverage, the amount of Consolidated EBITDA (I) as of the last day of, or for, the fiscal quarter ending on or about March 31, 2005, shall be multiplied by a factor of four, (II) as of the last day of, or for, the two fiscal quarters ending on or about June 30, 2005, shall be multiplied by a factor of two and
(III) as of the last day of, or for, the three fiscal quarters ending on or about September 30, 2005, shall be multiplied by a factor of one and one third.

              b) Consolidated Fixed Charge Coverage. To cause the Parent to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.00 to
1.00 for (i) the fiscal quarter ending on or about March 31, 2005, (ii) the two fiscal quarters ending on or about June 30, 2005, (iii) the three fiscal quarters ending on or about September 30, 2005, (iv) the four fiscal quarters ending on or about December 31, 2005 and (v) each period of four consecutive fiscal quarters ending thereafter.

              c) Consolidated EBITDA. To cause the Parent to have Consolidated EBITDA for the fiscal quarter ending on or about March 31, 2005 of not less than $938,000.

         (2) Until termination of this Agreement and full and final payment and satisfaction of all Obligations, each Company agrees not to:

              a) Indebtedness. Incur or create any Indebtedness other than the Permitted Indebtedness.

              b) Corporate Change. (i) Merge or consolidate with any other entity, (ii) change its name or principal place of business, (iii) change its structure or organizational form, or reincorporate or reorganize in a new jurisdiction, (iv) enter into or engage in any operation or activity materially different from that presently being conducted by such Company provided that such Company may change its name or its principal place of business, and, in the case of the Parent, may reincorporate in Delaware, so long as such Company provides the Agent with thirty (30) days prior written notice thereof and such Company executes and delivers to you, prior to making such change, all documents and agreements required by you in order to ensure that the liens and security interests granted to you hereunder continue in effect without any break or lapse in perfection. For the purposes of this Section, any operation or activity by a Company that materially involves producing, manufacturing, designing, reselling, marketing, licensing or providing products (including intellectual property and software) or services relating to information technology shall be deemed not to be an operation or activity materially different from that presently conducted by such Company.

              c) Guaranty Obligations. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except pursuant to Section 5 of the CIT Financing Agreement and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and other than guarantees permitted under the definition of Permitted Encumbrances herein.

              d) Dividends and Distributions. Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of its equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding, other than Permitted Distributions.

              e) Investments. (i) Create any new subsidiary, or (ii) make any advance or loan to, or any investment in, any firm, entity, person or corporation, or (iii) acquire all or substantially all of the assets of, or any capital stock or any equity interests in, any firm, entity or corporation, other than current investments of such Company in its existing subsidiaries, provided, however that (x) such Company may make loans and advances on an unsecured basis, in the ordinary course of its business and on fair and reasonable terms, to any other Company and (y) such Company may make a Permitted Acquisition (as such term is defined in the CIT Financing Agreement) so long as the Acquisition Conditions (as such term is defined in the CIT Financing Agreement) shall have been satisfied on or before the date of consummation thereof, provided, further, that, notwithstanding anything to the contrary set forth in this Agreement, Info Systems, Inc. ("Info Systems") may create a subsidiary ("Newco") after the date hereof and transfer its telecommunications business and assets related to such business to Newco, subject to satisfaction of each of the following conditions:
(1) all of the ownership interests in Newco shall be held directly, beneficially and of record by Info Systems; (2) Newco shall be either a corporation or a limited liability company incorporated or formed (as applicable) under the laws of a state of the United States; (3) concurrently with the first transfer of assets to Newco, Newco shall become a party to this Agreement, pursuant to a joinder agreement in form and substance satisfactory to the Lender, whereunder Newco shall, among other things, acquire all of the rights and assume and accept all of the obligations and liabilities of a Company hereunder and grant to Lender a continuing general lien upon, and security interest in, all of Newco's assets and properties then existing or acquired at any time thereafter; (4) concurrently with the creation of Newco, Info Systems shall pledge all of its ownership interests in Newco to the Lender, as security for the Obligations, pursuant to a pledge agreement in form and substance satisfactory to the Lender;
(5) the Lender shall have received and reviewed to its satisfaction, certified copies of the organizational documents of Newco; (6) the Lender shall have received evidence satisfactory to it that Info Systems shall have received all internal and third party consents and approvals required to consummate the transfer; (7) Newco and the Companies shall have executed and/or delivered, at their own expense, all such other agreements, documents and instruments (including, without limitation, intellectual property security agreements, legal opinions, landlord waivers, lockbox agreements and satisfactory lien search results) as the Lender shall deem necessary or desirable in order to effectuate the transactions contemplated hereby; (8) Newco shall not at any time engage in any business other than the telecommunications business transferred to it by Info Systems and any other business permitted to be engaged in by a Company under this Agreement; and (9) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to any transfer of assets to Newco.

              f) Related Party Transactions. Enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property, with any shareholder, officer, director, parent (direct or indirect), subsidiary (direct or indirect) or other person or entity otherwise affiliated with such Company unless (i) such transaction otherwise complies with the provisions of this Agreement, (ii) such transaction is for the sale of goods or services rendered in the ordinary course of business and pursuant to the reasonable requirements of the Company and upon standard terms and conditions and fair and reasonable terms, no less favorable to such entity than such entity could obtain in a comparable arms length transaction with an unrelated third party, and (iii) no Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur after giving effect to such transaction. The parties agree that the transactions entered into and contemplated by the express terms of the Investor Loan Documents, as in effect on the Closing Date, shall be deemed to satisfy the foregoing standard. For the avoidance of doubt, the parties acknowledge and agree that any Company may, after the date hereof, enter into one or more transactions with a portfolio company of any Investor, provided that each such transaction complies with this subsection (f).

              g) Restricted Payments. (i) Make any payment of the principal of, or interest on, any Subordinated Debt, or purchase, acquire or redeem any of the Subordinated Debt, unless (x) such payment, purchase, acquisition or redemption is expressly permitted by the terms of the applicable Subordination Agreement and (y) no Default or Event of Default shall have occurred and remain outstanding on the date on which such payment or transaction occurs, or would occur as a result thereof; and (ii) pay any management, consulting or other similar fees to any shareholder, director, parent (direct or indirect), subsidiary (direct or indirect) or other person or entity otherwise affiliated with such Company or any subsidiary of the Company, other than the current, customary or prevailing fees and expenses to members of such Company's Board of Directors, and fees and salaries of any shareholder or other person paid to such person in their capacity as officer or employee of such Company, including, without limitation, fees, salaries, bonuses and other forms of compensation pursuant to employment or other agreements.

              h) Prohibited Uses of Proceeds. Use the proceeds of any loan made under this Agreement, directly or indirectly, (i) in violation of any applicable law or regulation, including without limitation Regulations T, U or X of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor regulation or official interpretation of such Board),
(ii) to purchase or carry any "margin stock", as defined in Regulations U and X, or any "margin security", "marginable OTC stock" or "foreign margin stock" within the meaning of Regulation T, U or X, or (iii) for any purpose other than to refinance present Indebtedness on the Closing Date and fund the purchase of Inventory of such Company.

         (3) Until termination of this Agreement and the full and final payment and satisfaction of all Obligations, each Company agrees:

              a) Collateral Reporting; Formula Limitations. To deliver to you a copy of each "collateral report" when and as delivered to CIT under the CIT Financing Agreement. We agree to submit to you and CIT on or prior to 11:00 A.M. on each Business Day, a borrowing base certificate, which certificate shall set forth in reasonable detail the amount calculated pursuant to formula below as of the opening of business on such Business Day and will further state the amount of all revolving loans to be obtained by us on such Business Day under the CIT Financing Agreement. You may rely on such borrowing base certificate in connection with your issuances of any approvals to any Manufacturer. We acknowledge that you have agreed in the Intercreditor Agreement not to issue approvals, which when aggregated with all other outstanding approvals and all other outstanding loans hereunder, would exceed the amount calculated pursuant to the formula set forth below. We acknowledge and agree to such limitations and further acknowledge, agree and confirm to you that all approvals and loans by you hereunder are in your sole and absolute discretion.

         Formula: The sum of (i) the amount calculated on such date pursuant to clause (a) of the term "Borrowing Base," minus (ii) the aggregate principal amount of the reserves then in effect, described in clauses
         (a), (b), (c), and (f) of the term "Availability Reserve" (but without duplication of the amount of any such reserve), minus (iii) (A) at all times, $500,000 and (B) on the last Business Day of each month, $2,000,000 and minus (iv) the aggregate principal balance of all Revolving Loans then outstanding (calculated after giving effect to any such Revolving Loans to be made on such date); the terms "Borrowing Base," "Business Day," "Availability Reserve" and "Revolving Loans" to have the meanings ascribed to such terms, respectively, in the CIT Loan Agreement, as in effect on the date of this Agreement.

              b)    Financial Reporting. Each Company agrees to furnish to you:

                    i) within ninety (90) days after the end of each fiscal year of the Parent, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and consolidated and consolidating statements of profit and loss and cash flow of the Parent and its consolidated

Subsidiaries for such year, audited by independent public accountants selected by the Parent and satisfactory to you, together with (x) the unqualified opinion of the accountants preparing such financial statements and (y) if requested by you, such accountants' management practice letter (you acknowledge that as of the Closing Date, the accounting firm of Goldstein, Golub and Kessler is satisfactory to you);

                        ii) within thirty (30) days after the end of each month, (x) a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such month, (y) consolidated and consolidating statements of profit and loss and cash flow of the Parent and its consolidated Subsidiaries for such month and for the period commencing on the first day of the current fiscal year through the end of such month, and (z) comparative statements of profit and loss and cash flow of the Parent and its consolidated Subsidiaries for the same month and same fiscal year-to-date period in the prior fiscal year, certified by the treasurer or chief financial officer of the Parent (or any other authorized officer satisfactory to the Agent);

                        iii) as and when filed by the Parent, copies of all (x) financial reports, registration statements and other documents filed by the Parent with the U.S. Securities and Exchange Commission, as and when filed by the Parent, and (ii) annual reports filed pursuant to ERISA in connection with each benefit plan of the Parent subject to ERISA; and

                        iv) no later than thirty (30) days prior to the beginning of each fiscal year of the Parent (other than the fiscal year beginning March 31, 2005), monthly projections of the Consolidated Balance Sheet and Consolidating Balance Sheet, and consolidated and consolidating statements of profit and loss and cash flow of the Parent and its consolidated Subsidiaries.

Each financial statement which the Companies are required to submit pursuant to clauses (i) and (ii) above must be accompanied by an officer's certificate substantially in the form set forth on Exhibit C attached to the CIT Financing Agreement, signed by the treasurer or chief financial officer of the Parent (or any other authorized officer satisfactory to the Agent). In addition, should the Parent modify its accounting principles and procedures from those in effect on the Closing Date, each Company agrees to cause the Parent to prepare and deliver to you statements of reconciliation in form and substance reasonably satisfactory to you.

         (4) Until termination of this Agreement and the full and final payment and satisfaction of all Obligations:

              a) Maintenance of Equipment. Each Company agrees to (i) maintain its Equipment in as good and substantial repair and condition as the Equipment is now maintained (or at the time that your security interest may attach to the Equipment), reasonable wear and tear excepted, (ii) make any and all repairs and replacements when and where necessary, and (iii) safeguard, protect and hold all of its Equipment in accordance with the terms hereof and subject to your security interest; such Equipment will only be used by such Company in the operation of its business and will not be sold or held for sale or lease, except as expressly provided in clause(b) below.

              b) Sales of Equipment. Each Company agrees that it may sell obsolete Equipment or surplus Equipment from time to time, provided that in each such instance: (i) no Event of Default shall have occurred and remain outstanding at the time of such sale; (ii) the aggregate book value of all Equipment owned by all of the Companies subject to sale does not exceed $100,000 in any fiscal year of Parent, and (iii) all net proceeds of such sales are either (x) promptly delivered by such selling Company to CIT, as agent under the CIT Financing Agreement, for application to the obligations thereunder as provided for in the CIT Financing Agreement, or (y) within 90 days of such sale, used to purchase replacement Equipment that such selling Company determines in its reasonable business judgment to have a value at least equal to the Equipment sold. Except as set forth above, each Company agrees not to sell, transfer, lease or otherwise dispose of any item of Equipment without your prior written consent. Upon the sale, transfer, lease or other disposition of Equipment, your security interest in the Equipment shall, without break in continuity and without further formality or act, continue in, and attach to, all Proceeds. Such Proceeds shall not be commingled with applicable Company's other property, but shall be segregated, held by such Company in trust for you and CIT, as agent for the lenders under the CIT Financing Agreement. As to any such sale, transfer, lease or other disposition, you shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

              c) General Intangibles. Each Company represents and warrants to you that as of the date hereof, such Company possesses all General Intangibles necessary to conduct the Company's business as presently conducted. Such Company agrees to maintain its rights in, and the value of, all such General Intangibles, and to pay when due all payments required to maintain in effect any licensed rights. Each Company shall provide you with adequate notice of the acquisition of rights with respect to any additional Patents, Trademarks and Copyrights so that you may, to the extent permitted under the documentation granting such rights or applicable law, perfect your security interest in such rights in a timely manner.

              d) Commercial Tort Claims. Each Company represents and warrants to you that, as of the date hereof, such Company holds no interest in any commercial tort claim. If such Company at any time holds or acquires a commercial tort claim, such Company agrees to promptly notify you in writing of the details thereof, and in such writing such Company shall grant to you a security interest in such commercial tort claim and in the Proceeds thereof, all upon the terms of this Agreement.

              e) Letter of Credit Rights. Each Company represents and warrants to you that, as of the date hereof, such Company is not the beneficiary of any letter of credit. If any Company becomes a beneficiary under any letter of credit, such Company agrees to promptly notify you, and upon request by you, such Company agrees to either (i) cause the issuer of such letter of credit to consent to the assignment of the proceeds of such letter of credit to you or your agent pursuant to an agreement in form and substance satisfactory to you or such agent, or (ii) cause the issuer of such letter of credit to name you or your agent as the transferee beneficiary of such letter of credit.

              f) Real Estate. Upon your request, each Company agrees to execute and deliver to you or your agent from time to time, a mortgage or deed of trust (as appropriate) in form and substance satisfactory to you or your agent on any Real Estate acquired by such Company after the date hereof as you shall require to obtain a valid first priority lien thereon, subject only to Permitted Encumbrances.

              g) Inventory. Each Company agrees not to acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any goods of its customers or any other person (whether pursuant to any bill and hold sale or otherwise). Each Company agrees to maintain its books and records regarding Accounts and Inventory as you reasonably may require and agrees that the books and records of such Company will reflect your interest in the Accounts and Inventory. The failure by any Company to maintain its books in the manner provided herein or to deliver to the Agent any of the foregoing information shall in no way affect, diminish, modify or otherwise limit the security interests granted to you by such Company in its Accounts and Inventory.

              h) Maintenance of Financial Records; Inspections. Each Company agrees to maintain books and records pertaining to its financial matters in such detail, form and scope as you reasonably may require. Each Company agrees that you and/or any agent designated by you, upon notice to the Parent (provided that such notice shall not be required after any Default or Event of Default shall have occurred), may enter upon such Company's premises at any time during normal business hours, and from time to time, in order to (i) examine and inspect the books and records of such Company, and make copies thereof and take extracts therefrom, and (ii) verify, inspect and perform physical counts and other valuations of the Collateral and any and all records pertaining thereto. Such Company irrevocably authorizes all accountants and third parties to disclose and deliver directly to you, at such Company's expense, all financial statements and information, books, records, work papers and management reports generated by them or in their possession regarding such Company or the Collateral. All costs, fees and expenses incurred by you in connection with such examinations, inspections, physical counts and other valuations shall constitute Out-of-Pocket Expenses for purposes of this Agreement.

              i) Further Assurances. Each Company agrees to comply with the requirements of all state and federal laws in order to grant to you valid and perfected first priority security interests in the Collateral, subject only to the Permitted Encumbrances. You are hereby authorized by such Company to file any financing statements, continuations and amendments covering the Collateral without such Company's signature in accordance with the provisions of the UCC. Each Company hereby consents to and ratifies the filing of any financing statements covering the Collateral by you on or prior to the Closing Date. Each agrees to do whatever you reasonably may request from time to time, by way of
(i) filing notices of liens, financing statements, amendments, renewals and continuations thereof, (ii) cooperating with agents and employees of you, (iii) keeping Collateral records, (iv) transferring proceeds of Collateral to your or your agent's possession in accordance with the terms hereof and (v) performing such further acts as you reasonably may require in order to effect the purposes of this Agreement, including the execution of control agreements with respect to Depository Accounts and Investment Property.

         (5) Each of the Companies (including, without limitation, the Parent as the "Borrowing Agent" under the CIT Financing Agreement) agrees to give, or cause to be given, to CIT, as disbursing agent under the CIT Financing Agreement, a standing and irrevocable written instruction to pay proceeds in respect of any revolving loan made thereunder directly to you in an amount equal to the lesser of the amount of such revolving loan and the amount of any Obligation then due and payable to you under this Agreement; it being the intention of the Companies and you that proceeds from each such revolving loan from CIT and the other lenders under the CIT Financing Agreement be used to pay any amounts owing to you hereunder.



(SIGNATURES ON NEXT PAGE)

                     ADDENDUM TO LOAN AND SECURITY AGREEMENT




 MTM TECHNOLOGIES, INC.                    MTM TECHNOLOGIES (CALIFORNIA), INC.


By: /s/ Alan Schwartz                      By: /s/ Alan Schwartz
   ---------------------------------          -------------------------------

Its: Senior Vice President and             Its: Senior Vice President and
     Chief Financial Officer                    Chief Financial Officer

Date:  June 8, 2005                        Date:  June 8, 2005
    ________________________________           ______________________________


 MTM TECHNOLOGIES (TEXAS), INC.            MTM TECHNOLOGIES (US), INC.


By: /s/ Alan Schwartz                      By: /s/ Alan Schwartz
   ---------------------------------          -------------------------------

Its: Senior Vice President and             Its: Senior Vice President and
     Chief Financial Officer                    Chief Financial Officer

Date:  June 8, 2005                        Date:  June 8, 2005
    ________________________________           ______________________________


 INFO SYSTEMS, INC.                        TEXTRON FINANCIAL CORPORATION


By: /s/ Alan Schwartz                      By: /s/ George Wright
   ---------------------------------          -------------------------------

Its: Senior Vice President and             Its:______________________________
     Chief Financial Officer

Date:  June 8, 2005                        Date:  June 8, 2005
    ________________________________           ______________________________